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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                             Washington D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                DATE OF REPORT
                       (date of earliest event reported)

                                 July 18, 1997

                         UNITED FINANCIAL GROUP, INC.
            (Exact name of registrant as specified in its charter)

  State or other                Commission              IRS Employer
  jurisdiction                  File Number:            Identification
  of incorporation:                                     Number:

  Delaware                      0-10443                 No. 74-2029669

                          5847 San Felipe, Suite 2600
                             Houston, Texas  77057
                   (Address of principal executive offices)

                         Registrant's telephone number
                     including area code - (713) 267-3781



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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

        On July 18, 1997, United Financial Group, Inc.'s (the "Registrant") Plan of Reorganization (the "Plan") became effective. At that time, the Registrant paid to the Federal Deposit Insurance Corporation ("FDIC") and the Office of Thrift Supervision ("OTS"), collectively, $11,000,000. Pursuant to the Plan, the FDIC/OTS are required to pay to the persons holding the Registrant's 9% Debentures an amount equal to $1.36 million, in the aggregate, and to Nu-West (Florida) Inc. an amount equal to $190,000.

        Upon payment to the FDIC/OTS by the Registrant, the Plan became effective and, as a result thereof, the interests of all preferred and common stockholders of the Registrant were eliminated. At the same time, one share of stock was issued to Paul N. Schwartz, Trustee in order for the Registrant to complete the terms of the Plan.

        The Registrant will file a Form-15 under the Securities Exchange Act of 1934, in order to terminate its registration under Section 12(g) of such Act.


                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            UNITED FINANCIAL GROUP, INC.

                                            _________________________________
                                            (Registrant)


                                            /s/ Paul N. Schwartz
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                                            Paul N. Schwartz
Dated: July 24, 1997